EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2018 Second Quarter Results

STAMFORD, Conn., May 02, 2018 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for the fiscal 2018 second quarter and six months ended March 31, 2018.

Three Months Ended March 31, 2018 Compared to the Three Months Ended March 31, 2017

For the fiscal 2018 second quarter, Star reported a 28.6 percent increase in revenue to $684.0 million compared with revenue of $532.1 million in the prior-year period, largely due to a 20.0 percent increase in wholesale per-gallon product costs and 16.3 percent higher total volume sold.

The volume of home heating oil and propane sold during the fiscal 2018 second quarter increased by 25.9 million gallons, or 16.8 percent, to 180.1 million gallons, as the impact of colder temperatures and acquisitions was partially offset by net customer attrition and other factors. Temperatures in Star's geographic areas of operation for the fiscal 2018 second quarter were 7.8 percent colder than during the fiscal 2017 second quarter but 5.5 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Net income rose by $15.1 million, or 38.0 percent, to $54.8 million due to an increase in Adjusted EBITDA, discussed below, of $16.6 million and the impact of the Tax Cuts and Jobs Act enacted into law on December 22, 2017 on the Company’s effective tax rate, which decreased to 33.8 percent from 40.7 percent in the prior-year period.

Adjusted EBITDA increased by $16.6 million, or 18.8 percent, to $104.8 million in the second quarter of fiscal 2018. The higher Adjusted EBITDA was primarily a result of the additional volume sold due to colder temperatures, higher home heating oil and propane margins, the additional Adjusted EBITDA provided by acquisitions, and a $1.2 million credit under the Company’s weather hedge contract that partially offset higher operating costs in the base business. The Company had previously recorded a charge of $3.1 million in the fiscal quarter ended December 31, 2017 for the aforementioned weather hedge contract, in anticipation of continued cold weather, but this was reduced by $1.2 million as temperatures during the fiscal second quarter were warmer than the payment threshold. The extremely cold weather conditions experienced in late December 2017 and early January 2018, when temperatures were, at times, 45.0 percent colder than normal, increased the demand for service and resulted in higher delivery costs as well as certain branch expenses. The deliveries made and service provided during this period necessitated premium labor rates and increased staffing levels. In addition to these costs and normal increases in salaries, benefits and other items, operating expenses were also higher due to an increase in fixed costs and insurance expense as well as, reflecting the increase in sales, greater credit card usage and higher bad debt expense.

"Star’s second quarter was as challenging and unpredictable as the first, impacting both overall demand as well as bottom line results,” said Steven J. Goldman, Star Group’s Chief Executive Officer. “While temperatures in our geographic areas of operation were 7.8 percent colder than last year, this comparison masks the high levels of volatility we experienced – as January’s early cold snap and several nor'easters in March offset relatively warm periods in-between. Such extreme variability made deliveries and service arduous, and Star needed to respond through increased staffing and longer hours – which, combined with other related expenses – drove higher operating costs. Overall I believe we handled the unusual weather to the best of our ability.

“Separately, I’m pleased to announce that we recently added to our stock repurchase plan and bought 1.9 million units between February and April 2018 at an average price of $9.49 per unit. We also, in April, completed one heating oil acquisition in Pennsylvania, paying $13.0 million for the long-term assets. This latest addition to Star strengthens our footprint in an existing area, and we see more opportunities for acquisitions going forward that can augment our organic expansion initiatives and bolster top-line growth.”

Six Months Ended March 31, 2018 Compared to the Six Months Ended March 31, 2017

Star reported a 22.3 percent increase in revenue to $1.1 billion for the six months ended March 31, 2018, versus $0.9 billion in the prior-year period, due to 19.0 percent higher wholesale per-gallon product costs and an 11.2 percent increase in total volume sold. Home heating oil and propane volume for the first half of fiscal 2018 increased by 29.8 million gallons, or 11.7 percent, to 283.5 million gallons, as the additional volume provided by colder temperatures and acquisitions was slightly offset by net customer attrition in the base business for the twelve months ended March 31, 2018. Temperatures in Star's geographic areas of operation for the first half of fiscal 2018 were 6.9 percent colder than the prior-year's comparable period but 5.6 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Net income increased by $27.0 million, or 46.5 percent, to $85.0 million due to a $12.7 million increase in Adjusted EBITDA, as discussed below, and a $13.7 million decrease in income tax expense as a result of the aforementioned Tax Cuts and Jobs Act.

Adjusted EBITDA increased by $12.7 million, or 10.7 percent, to $132.2 million for the six months ended March 31, 2018. The increase in Adjusted EBITDA primarily resulted from the additional volume sold in the base business due largely to the impact of colder temperatures, higher home heating oil and propane margins, and the additional Adjusted EBITDA provided by acquisitions, partially offset by higher operating costs in the base business and a $1.9 million charge related to the Company’s weather hedge contract, as previously discussed.  The extremely cold weather conditions experienced in late December 2017 and early January 2018, when temperatures were, at times, 45.0 percent colder than normal, increased the demand for service and resulted in higher delivery costs as well as certain branch expenses. The deliveries made and service provided during this period necessitated premium labor rates and increased staffing levels. In addition to these costs and normal increases in salaries, benefits, and other items, operating expenses were also higher due to an increase in fixed costs and insurance expense as well as, reflecting the increase in sales, greater credit card usage and higher bad debt expense.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of our financial statements, such as investors, commercial banks and research analysts, to assess:

  our compliance with certain financial covenants included in our debt agreements;
  our financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  our operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are:

  EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;
  Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time on May 3, 2018. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 877-327-7688 (or 412-317-5112 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. In certain of Star's marketing areas, the Company provides home security and plumbing services primarily to its home heating oil and propane customer base. Star also sells diesel fuel, gasoline and home heating oil on a delivery only basis. Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast, Central and Southeast U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of the products we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of future governmental regulations, including environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2017. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Form 10-Q. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2018	2017
(in thousands)	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$35,429	$52,458
Receivables, net of allowance of $8,443 and $5,540, respectively	263,939	96,603
Inventories	59,726	59,596
Fair asset value of derivative instruments	6,711	5,932
Prepaid expenses and other current assets	28,235	26,652
Total current assets	394,040	241,241
Property and equipment, net	79,761	79,673
Goodwill	225,978	225,915
Intangibles, net	95,874	105,218
Restricted cash	250	250
Captive insurance collateral	45,141	11,777
Deferred charges and other assets, net	10,980	9,843
Total assets	$852,024	$673,917
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$34,379	$26,739
Revolving credit facility borrowings	115,002	-
Fair liability value of derivative instruments	-	289
Current maturities of long-term debt	10,000	10,000
Accrued expenses and other current liabilities	122,564	108,449
Unearned service contract revenue	62,283	60,133
Customer credit balances	24,587	66,723
Total current liabilities	368,815	272,333
Long-term debt	60,836	65,717
Deferred tax liabilities, net	33,500	6,140
Other long-term liabilities	22,613	23,659
Partners’ capital
Common unitholders	385,909	325,762
General partner	(743)	(929)
Accumulated other comprehensive loss, net of taxes	(18,906)	(18,765)
Total partners’ capital	366,260	306,068
Total liabilities and partners’ capital	$852,024	$673,917

STAR GROUP, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
(in thousands, except per unit data - unaudited)	2018	2017	2018	2017
Sales:
Product	$622,962	$475,485	$989,696	$791,776
Installations and services	61,069	56,567	131,169	124,394
Total sales	684,031	532,052	1,120,865	916,170
Cost and expenses:
Cost of product	403,293	288,941	646,073	488,534
Cost of installations and services	64,659	58,426	134,214	124,913
(Increase) decrease in the fair value of derivative instruments	11,609	12,442	209	3,891
Delivery and branch expenses	106,605	92,214	197,809	173,347
Depreciation and amortization expenses	7,703	6,726	15,444	13,287
General and administrative expenses	6,221	5,556	12,872	11,909
Finance charge income	(1,532)	(1,285)	(2,295)	(1,980)
Operating income	85,473	69,032	116,539	102,269
Interest expense, net	(2,383)	(1,712)	(4,470)	(3,499)
Amortization of debt issuance costs	(307)	(324)	(616)	(636)
Income before income taxes	82,783	66,996	111,453	98,134
Income tax expense	28,005	27,292	26,493	40,155
Net income	$54,778	$39,704	$84,960	$57,979
General Partner’s interest in net income	319	233	494	338
Limited Partners’ interest in net income	$54,459	$39,471	$84,466	$57,641

Per unit data (Basic and Diluted):
Net income available to limited partners	$0.98	$0.71	$1.51	$1.03
Dilutive impact of theoretical distribution of earnings under FASB ASC 260-10-45-60	0.17	0.12	0.25	0.16
Limited Partner’s interest in net income under FASB ASC 260-10-45-60	$0.81	$0.59	$1.26	$0.87

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	55,642	55,888	55,766	55,888

SUPPLEMENTAL INFORMATION

STAR GROUP, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2018	2017
Net income	$54,778	$39,704
Plus:
Income tax expense	28,005	27,292
Amortization of debt issuance cost	307	324
Interest expense, net	2,383	1,712
Depreciation and amortization	7,703	6,726
EBITDA	93,176	75,758
(Increase) / decrease in the fair value of derivative instruments	11,609	12,442
Adjusted EBITDA	104,785	88,200
Add / (subtract)
Income tax expense	(28,005)	(27,292)
Interest expense, net	(2,383)	(1,712)
Provision for losses on accounts receivable	3,154	1,494
Increase in accounts receivables	(74,337)	(34,786)
Decrease in inventories	11,778	16,890
Decrease in customer credit balances	(27,890)	(31,068)
Change in deferred taxes	29,994	3,180
Change in other operating assets and liabilities	(14,135)	14,724
Net cash provided by operating activities	$2,961	$29,630
Net cash used in investing activities	$(3,326)	$(4,983)
Net cash provided by (used in) financing activities	$14,655	$(8,828)

Home heating oil and propane gallons sold	180,100	154,200
Other petroleum products	30,100	26,500
Total all products	210,200	180,700

SUPPLEMENTAL INFORMATION

STAR GROUP, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Six Months Ended March 31,
(in thousands)	2018	2017
Net income	$84,960	$57,979
Plus:
Income tax expense	26,493	40,155
Amortization of debt issuance cost	616	636
Interest expense, net	4,470	3,499
Depreciation and amortization	15,444	13,287
EBITDA	131,983	115,556
(Increase) / decrease in the fair value of derivative instruments	209	3,891
Adjusted EBITDA	132,192	119,447
Add / (subtract)
Income tax expense	(26,493)	(40,155)
Interest expense, net	(4,470)	(3,499)
Provision for losses on accounts receivable	3,465	1,525
Increase in accounts receivables	(170,530)	(111,631)
(Increase) decrease in inventories	(108)	642
Decrease in customer credit balances	(42,184)	(53,873)
Change in deferred taxes	27,254	7,121
Change in other operating assets and liabilities	20,599	44,547
Net cash used in operating activities	$(60,275)	$(35,876)
Net cash used in investing activities	$(41,217)	$(26,779)
Net cash provided by (used in) financing activities	$84,463	$(23,388)

Home heating oil and propane gallons sold	283,500	253,700
Other petroleum products	60,700	55,900
Total all products	344,200	309,600

CONTACT:
Star Group, L.P.
Investor Relations
203/328-7310

Chris Witty
Darrow Associates
646/438-9385 or cwitty@darrowir.com